Exhibit 4.1

TENTH SUPPLEMENTAL INDENTURE

Tenth Supplemental Indenture (this “Supplemental Indenture”), dated as of November 24, 2014, among the entities listed on Schedule A hereto (the “Guaranteeing Subsidiaries”), Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), Regency Energy Finance Corp. (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an Indenture, dated as of October 27, 2010, as amended and supplemented by (i) the First Supplemental Indenture, dated as of October 27, 2010, providing for the issuance of the 6 7/8% Senior Notes due 2018 (the “2018 Notes”), (ii) the Second Supplemental Indenture, dated as of May 24, 2011, providing for the addition of certain subsidiary guarantors, (iii) the Third Supplemental Indenture, dated as of May 26, 2011, providing for the issuance of the 6 1/2% Senior Notes due 2021 (the “2021 Notes”), (iv) the Fourth Supplemental Indenture, dated as of May 22, 2012, providing for the addition of certain subsidiary guarantors, (v) the Fifth Supplemental Indenture, dated as of October 2, 2012, providing for the issuance of the 5 1/2% Senior Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes and the 2021 Notes, the “Notes”), (vi) the Sixth Supplemental Indenture, dated as of August 15, 2013, providing for the addition of certain subsidiary guarantors, (vii) the Seventh Supplemental Indenture, dated as of February 10, 2014, providing for the addition of certain subsidiary guarantors, (viii) the Eighth Supplemental Indenture, dated as of March 28, 2014, providing for the addition of a subsidiary guarantor, and (ix) the Ninth Supplemental Indenture, dated as of April 18, 2014, providing for the addition of certain subsidiary guarantors (as so amended and supplemented, the “Indenture”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantees”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantees and in the Indenture including but not limited to Article XIV thereof.

3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuers.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES

CDM HOLDINGS LLC
	By:	CDM Resource Management LLC, its sole member

CMA PIPELINE PARTNERSHIP, LLC

GALVESTON BAY GATHERING, LLC

HESCO GATHERING COMPANY, LLC

HESCO PIPELINE COMPANY, LLC

MIDSTREAM GAS SERVICES LLC

REGENCY CRUDE MARKETING LLC

REGENCY DESOTO PIPELINE LLC

REGENCY DESOTO-HESCO SERVICES LLC

REGENCY ERCP LLC

REGENCY GOM LLC

REGENCY MI VIDA LLC

REGENCY QUITMAN GATHERING LLC

REGENCY UTICA HOLDCO LLC

REGENCY VAUGHN GATHERING LLC

SUPERIOR GAS COMPRESSION, LLC

By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

ISSUERS

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and Chief Financial Officer

Tenth Supplemental Indenture

to U.S. Bank Indenture

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

EXISTING GUARANTORS

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Tenth Supplemental Indenture

to U.S. Bank Indenture

CDM RESOURCE MANAGEMENT LLC
CONNECT GAS PIPELINE LLC
FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM JV HOLDINGS LLC
REGAL MIDSTREAM LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY HYDROCARBONS LLC
REGENCY LAVERNE LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MARCELLUS GAS GATHERING LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY NEPA GAS GATHERING LLC
REGENCY PIPELINE LLC
REGENCY RANCH JV LLC
REGENCY TEXAS PIPELINE LLC
REGENCY UTICA GAS GATHERING LLC
RGP MARKETING LLC
RGU WEST LLC
RHEP CRUDE LLC
WGP-KHC, LLC
	By:	FrontStreet Hugoton LLC, its sole member

By: Regency Gas Services LP, its sole member
By: Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

PUEBLO MIDSTREAM GAS CORPORATION
RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Tenth Supplemental Indenture

to U.S. Bank Indenture

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	Penn Virginia Operating Co., LLC, its sole
member
By:	Regency Gas Services LP, its sole member
By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as
Trustee

By:	/s/ Steven Finklea
Authorized Signatory

Tenth Supplemental Indenture

to U.S. Bank Indenture

Schedule A

Entity	Jurisdiction of Incorporation
CDM Holdings LLC	Delaware
CMA Pipeline Partnership, LLC	Texas
Galveston Bay Gathering, LLC	Texas
Hesco Gathering Company, LLC	Texas
Hesco Pipeline Company, LLC	Texas
Midstream Gas Services LLC	Delaware
Regency Crude Marketing LLC	Delaware
Regency DeSoto Pipeline LLC	Delaware
Regency DeSoto-Hesco Services LLC	Texas
Regency ERCP LLC	Delaware
Regency GOM LLC	Texas
Regency Mi Vida LLC	Delaware
Regency Quitman Gathering LLC	Delaware
Regency Utica Holdco LLC	Delaware
Regency Vaughn Gathering LLC	Texas
Superior Gas Compression, LLC	Texas